  As filed with the Securities and Exchange Commission on June 12, 2000.

                                                      Registration No. 333-66624
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                         SODEXHO MARRIOTT SERVICES, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                                       52-0936594
-------------------------------             ------------------------------------
(STATE OR OTHER JURISDICTION OF             (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)

                          9801 WASHINGTONIAN BOULEVARD
                          GAITHERSBURG, MARYLAND 20878
                    ----------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

     SODEXHO MARRIOTT SERVICES, INC. 1993 COMPREHENSIVE STOCK INCENTIVE PLAN
                                       AND
     SODEXHO MARRIOTT SERVICES, INC. 1998 COMPREHENSIVE STOCK INCENTIVE PLAN
     -----------------------------------------------------------------------
                            (FULL TITLE OF THE PLAN)

                              ROBERT A. STERN, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                         SODEXHO MARRIOTT SERVICES, INC.
                          9801 WASHINGTONIAN BOULEVARD
                          GAITHERSBURG, MARYLAND 20878
                                 (301) 987-4480
            ---------------------------------------------------------
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   (Copy to:)
                           LINDA MAROTTA THOMAS, ESQ.
                        PIPER MARBURY RUDNICK & WOLFE LLP
                                6225 SMITH AVENUE
                         BALTIMORE, MARYLAND 21209-3600
                                 (410) 580-4271


                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
                                                        PROPOSED
                                                         MAXIMUM          PROPOSED MAX-
   TITLE OF SECURITIES            AMOUNT TO BE       OFFERING PRICE      IMUM AGGREGATE             AMOUNT OF
     TO BE REGISTERED              REGISTERED           PER SHARE        OFFERING PRICE          REGISTRATION FEE
     ----------------           ---------------      --------------      --------------          ----------------

Common Stock (par value        10,000,000 (1)(2)           (3)                 (3)                     (3)
$1.00  per share)(1)
-----------------------------------------------------------------------------------------------------------------


(1)  These shares, and the rights attached thereto,  were originally  registered on the registration  statement on Form S-8 filed on
     July 27, 1993, File No. 333-66624 (the "Registration  Statement").  The Registration  Statement registered 34,000,000 shares of
     Marriott International,  Inc. common stock, issuable under the Marriott International,  Inc. 1993 Comprehensive Stock Incentive
     Plan (the "MI 1993 Plan").  On October 31, 1996,  Post-Effective  Amendment  No. 1 to the  Registration  Statement was filed to provide that the registered shares reserved for future awards would be issued pursuant to the Marriott International, Inc. 1996
     Comprehensive  Stock Incentive Plan (the "MI 1996 Plan"),  which effectively  replaced the 1993  Comprehensive  Stock Incentive
     Plan.  Post-Effective  Amendment No. 2 to the Registration Statement was filed on April 15, 1998 to adjust the number of shares reserved under the plans from 34,000,000 to 10,000,000 to effect a one-for-four reverse stock split.  Post-Effective  Amendment
     No. 2 also changed the name of the MI 1993 Plan to the Sodexho Marriott Services,  Inc 1993 Comprehensive  Stock Incentive Plan
     and the MI 1996 Plan to the Sodexho Marriott Services, Inc. 1998 Comprehensive Stock Incentive Plan (collectively, "the Plans")
     to reflect the change in the Company's name from Marriott International, Inc. to Sodexho Marriott Services, Inc.

(2)  In addition,  pursuant to Rule 416 under the Securities Act of 1993, this  registration  statement also covers an indeterminate number of additional shares that may be offered or issued pursuant to the Plans as a result of stock splits, stock dividends or similar transactions.

(3)  The filing fee for the registered securities was previously paid with the Registration Statement.


                              EXPLANATORY STATEMENT
                              ---------------------

         This Post-Effective Amendment No. 3 to the registration statement on Form S-8 filed July 27, 1993, File No. 333-66624 (the "Registration Statement") is being filed for the purpose of filing a copy of the Sodexho Marriott
Services, Inc. 1993 Comprehensive Stock Incentive Plan, as amended April 1999, and the Sodexho Marriott Services, Inc. 1998 Comprehensive Stock Incentive Plan (amended and restated effective March 27, 1998), which are attached as Exhibit 4(a) and 4(b) hereto. The copies of the Plans attached hereto supercede and replace all previous versions of the Plans.


                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 3 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on this 12th day of June, 2000.

                                    SODEXHO MARRIOTT SERVICES, INC.


                                    By: /s/ ROBERT A. STERN
                                       ---------------------------
                                       Robert A. Stern
                                       Senior Vice President and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                    TITLE                                    DATE
---------                                                    -----                                    ----

/s/ MICHEL LANDEL                             President and Chief Executive Officer                June 12, 2000
---------------------------------                 (Principal Executive Officer)
Michel Landel

/s/ JOHN BUSH                                       Senior Vice President and                      June 12, 2000
---------------------------------                  Chief Financial Officer and
John Bush                                        Acting Chief Accounting Officer
                                                  (Principal Financial Officer)




         A majority of the Board of Directors.


By: /s/ ROBERT A. STERN                                      June 12, 2000
   ------------------------------
       Robert A. Stern
         as Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                       DESCRIPTION
-------                      -----------

4(a)                         Sodexho Marriott Services,  Inc. 1993 Comprehensive  Stock Incentive Plan, as
                             amended April 1999 (filed herewith).

4(b)                         Sodexho  Marriott  Services,  Inc. 1998  Comprehensive  Stock  Incentive Plan
                             (amended and restated effective March 27, 1998) (filed herewith)

24                           Power of Attorney (filed herewith)
